================================================================================


                          SAKS INCORPORATED, as Issuer

              THE SUBSIDIARY GUARANTORS named herein, as Guarantors

                                       and

            BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

                              ---------------------

                                    INDENTURE


                           Dated as of October 4, 2001

                              --------------------

                                  $141,557,000

                              9 7/8% Notes due 2011


================================================================================

                                TABLE OF CONTENTS

ARTICLE ONE.    DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION .......................................................    1
     Section 1.01      Definitions ............................................................................................    1
     Section 1.02      Other Definitions ......................................................................................    8
     Section 1.03      Rules of Construction ..................................................................................    8
     Section 1.04      Form of Documents Delivered to Trustee .................................................................    9
     Section 1.05      Acts of Holders ........................................................................................    9
     Section 1.06      Notices, etc., to the Trustee, the Company and the Guarantors ..........................................    9
     Section 1.07      Notice to Holders; Waiver ..............................................................................   10
     Section 1.08      Conflict with Trust Indenture Act ......................................................................   10
     Section 1.09      Effect of Headings and Table of Contents ...............................................................   10
     Section 1.10      Successors and Assigns .................................................................................   10
     Section 1.11      Separability Clause ....................................................................................   10
     Section 1.12      Benefits of Indenture ..................................................................................   11
     Section 1.13      Governing Law ..........................................................................................   11
     Section 1.14      No Recourse Against Others .............................................................................   11
     Section 1.15      Independence of Covenants ..............................................................................   11
     Section 1.16      Exhibits ...............................................................................................   11
     Section 1.17      Counterparts ...........................................................................................   11
     Section 1.18      Duplicate Originals ....................................................................................   11
ARTICLE TWO.    NOTE AND GUARANTEE FORMS ......................................................................................   11
     Section 2.01      Form and Dating ........................................................................................   11
ARTICLE THREE.         THE NOTES ..............................................................................................   12
     Section 3.01      Title and Terms ........................................................................................   12
     Section 3.02      Registrar and Paying Agent .............................................................................   13
     Section 3.03      Execution and Authentication ...........................................................................   13
     Section 3.04      Temporary Notes ........................................................................................   14
     Section 3.05      Transfer and Exchange ..................................................................................   14
     Section 3.06      Mutilated, Destroyed, Lost and Stolen Notes ............................................................   17
     Section 3.07      Payment of Interest; Interest Rights Preserved .........................................................   18
     Section 3.08      Persons Deemed Owners ..................................................................................   19
     Section 3.09      Cancellation ...........................................................................................   19
     Section 3.10      Computation of Interest ................................................................................   19
     Section 3.11      Legal Holidays .........................................................................................   19
     Section 3.12      CUSIP and ISIN Numbers .................................................................................   19
     Section 3.13      Paying Agent To Hold Money in Trust ....................................................................   19
     Section 3.14      Treasury Notes .........................................................................................   20
     Section 3.15      Deposits of Monies .....................................................................................   20
     Section 3.16      Book-Entry Provisions for Global Notes .................................................................   20
ARTICLE FOUR.   DEFEASANCE OR COVENANT DEFEASANCE .............................................................................   21
     Section 4.01      Company's Option To Effect Defeasance or Covenant Defeasance ...........................................   21
     Section 4.02      Defeasance and Discharge ...............................................................................   21
     Section 4.03      Covenant Defeasance ....................................................................................   22
     Section 4.04      Conditions to Defeasance or Covenant Defeasance ........................................................   22
     Section 4.05      Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions ....   23
     Section 4.06      Reinstatement ..........................................................................................   23
ARTICLE FIVE.   REMEDIES ......................................................................................................   24
     Section 5.01      Events of Default ......................................................................................   24
     Section 5.02      Acceleration of Maturity; Rescission and Annulment .....................................................   25
     Section 5.03      Collection of Indebtedness and Suits for Enforcement by Trustee ........................................   26
     Section 5.04      Trustee May File Proofs of Claims ......................................................................   26
     Section 5.05      Trustee May Enforce Claims Without Possession of Notes .................................................   27
     Section 5.06      Application of Money Collected .........................................................................   27

     Section 5.07      Limitation on Suits ..................................................................................   27
     Section 5.08      Unconditional Right of Holders To Receive Principal, Premium and Interest ............................   28
     Section 5.09      Restoration of Rights and Remedies ...................................................................   28
     Section 5.10      Rights and Remedies Cumulative .......................................................................   28
     Section 5.11      Delay or Omission Not Waiver .........................................................................   28
     Section 5.12      Control by Majority ..................................................................................   28
     Section 5.13      Waiver of Past Defaults ..............................................................................   29
     Section 5.14      Undertaking for Costs ................................................................................   29
     Section 5.15      Waiver of Stay, Extension or Usury Laws ..............................................................   29
ARTICLE SIX.    THE TRUSTEE .................................................................................................   29
     Section 6.01      Certain Duties and Responsibilities ..................................................................   29
     Section 6.02      Notice of Defaults ...................................................................................   30
     Section 6.03      Certain Rights of Trustee ............................................................................   30
     Section 6.04      Trustee Not Responsible for Recitals, Dispositions of Notes or Application of Proceeds Thereof .......   31
     Section 6.05      Trustee and Agents May Hold Notes; Collections; Etc. .................................................   31
     Section 6.06      Money Held in Trust ..................................................................................   31
     Section 6.07      Compensation and Indemnification of Trustee and Its Prior Claim ......................................   32
     Section 6.08      Conflicting Interests ................................................................................   32
     Section 6.09      Corporate Trustee Required; Eligibility ..............................................................   32
     Section 6.10      Resignation and Removal; Appointment of Successor Trustee ............................................   32
     Section 6.11      Acceptance of Appointment by Successor ...............................................................   33
     Section 6.12      Merger, Conversion, Amalgamation, Consolidation or Succession to Business ............................   34
ARTICLE SEVEN.  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY ...........................................................   34
     Section 7.01      Preservation of Information; Company To Furnish Trustee Names and Addresses of Holders ...............   34
     Section 7.02      Communications of Holders ............................................................................   35
     Section 7.03      Reports by Trustee ...................................................................................   35
     Section 7.04      Reports by Company and Each Guarantor ................................................................   35
ARTICLE EIGHT.  CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. .................................................................   35
     Section 8.01      Company May Consolidate, etc., Only on Certain Terms .................................................   35
ARTICLE NINE.   SUPPLEMENTAL INDENTURES AND WAIVERS .........................................................................   36
     Section 9.01      Supplemental Indentures, Agreements and Waivers Without Consent of Holders ...........................   36
     Section 9.02      Supplemental Indentures, Agreements and Waivers with Consent of Holders ..............................   36
     Section 9.03      Execution of Supplemental Indentures, Agreements and Waivers .........................................   37
     Section 9.04      Effect of Supplemental Indentures ....................................................................   37
     Section 9.05      Conformity with Trust Indenture Act ..................................................................   38
     Section 9.06      Reference in Notes to Supplemental Indentures ........................................................   38
     Section 9.07      Record Date ..........................................................................................   38
     Section 9.08      Revocation and Effect of Consents ....................................................................   38
ARTICLE TEN.    COVENANTS ...................................................................................................   38
     Section 10.01     Payment of Principal, Premium and Interest ...........................................................   38
     Section 10.02     Maintenance of Office or Agency ......................................................................   38
     Section 10.03     Money for Note Payments To Be Held in Trust ..........................................................   39
     Section 10.04     Corporate Existence ..................................................................................   40
     Section 10.05     Payment of Taxes and Other Claims ....................................................................   40
     Section 10.06     Maintenance of Properties ............................................................................   40
     Section 10.07     Insurance ............................................................................................   40
     Section 10.08     Books and Records ....................................................................................   40
     Section 10.09     Note Guarantees ......................................................................................   41
     Section 10.10     Provision of Financial Statements ....................................................................   41
     Section 10.11     Restrictions on Liens ................................................................................   41
     Section 10.12     Statement by Officers as to Default ..................................................................   42
     Section 10.13     Restrictions on Sale and Leaseback Transactions ......................................................   43
     Section 10.14     Compliance Certificates and Opinions .................................................................   43
     Section 10.15     Additional Guarantors ................................................................................   44

     Section 10.16    Exempted Debts ............................................................  44
ARTICLE ELEVEN.   SATISFACTION AND DISCHARGE ....................................................  44
     Section 11.01    Satisfaction and Discharge of Indenture ...................................  44
     Section 11.02    Application of Trust Money ................................................  45
ARTICLE TWELVE.   GUARANTEE OF NOTES ............................................................  45
     Section 12.01    Unconditional Guarantee ...................................................  45
     Section 12.02    Execution and Delivery of Note Guarantee ..................................  46
     Section 12.03    Additional Guarantors .....................................................  46
     Section 12.04    Release of a Guarantor ....................................................  46
     Section 12.05    Waiver of Subrogation .....................................................  46
     Section 12.06    Reliance on Judicial Order or Certificate of Liquidating Agent Regarding
                      Dissolution, etc. of Guarantors ...........................................  47
     Section 12.07    Article Twelve Applicable to Paying Agents ................................  47
     Section 12.08    No Suspension of Remedies .................................................  47
     Section 12.09    Limitation of Subsidiary Guarantor's Liability ............................  47
     Section 12.10    Contribution from Other Guarantors ........................................  47
     Section 12.11    Obligations Reinstated ....................................................  48
     Section 12.12    No Obligation To Take Action Against the Company ..........................  48
     Section 12.13    Dealing with the Company and Others .......................................  48

EXHIBIT A         Form of Initial Note
EXHIBIT B         Form of Exchange Note
EXHIBIT C         Form of Note Guarantee
EXHIBIT D         Form of Transfer Certificate for Transfer to QIBS
EXHIBIT E         Form of Certificate to be Delivered in Connection with
                    Transfers Pursuant to Regulation S

           Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of October 4, 2001

         Trust Indenture                                                                         Indenture
          Act Section                                                                             Section
         (S) 310  (a)(1) .................................................                            6.09
                  (a)(2) .................................................                            6.09
                  (a)(3) .................................................                  Not Applicable
                  (a)(4) .................................................                  Not Applicable
                  (a)(5) .................................................                  Not Applicable
                  (b) ....................................................                      6.08, 6.10
         (S) 311  (a) ....................................................                            6.07
                  (b) ....................................................                            6.07
                  (c) ....................................................                  Not Applicable
         (S) 312  (a) ....................................................                      3.05, 7.01
                  (b) ....................................................                            7.02
                  (c) ....................................................                            7.02
         (S) 313  (a) ....................................................                            7.03
                  (b) ....................................................                            7.03
                  (c) ....................................................                            7.03
                  (d) ....................................................                            7.03
         (S) 314  (a)(1) .................................................                      7.04, 7.10
                  (a)(2) .................................................                      7.04, 7.10
                  (a)(3) .................................................                            7.04
                  (a)(4) .................................................                           10.10
                  (b) ....................................................                  Not Applicable
                  (c)(1) .................................................  1.04, 3.03, 4.04, 10.14, 11.01
                  (c)(2) .................................................        1.04, 4.04, 10.14, 11.01
                  (c)(3) .................................................                  Not Applicable
                  (d) ....................................................                  Not Applicable
                  (e) ....................................................                     1.04, 10.14
         (S) 315  (a) ....................................................                            6.01
                  (b) ....................................................                            6.02
                  (c) ....................................................                            6.01
                  (d) ....................................................                      6.01, 6.03
                  (e) ....................................................                            5.14
         (S) 316  (a)(1)(A) ..............................................                            5.12
                  (a)(1)(B) ..............................................                            5.13
                  (a)(2) .................................................                  Not Applicable
                  (a) (last sentence) ....................................                            3.14
                  (b) ....................................................                            5.08
         (S) 317  (a)(1) .................................................                            5.03
                  (a)(2) .................................................                            5.04
                  (b) ....................................................                           10.03
         (S) 318 .........................................................                            1.08

     INDENTURE, dated as of October 4, 2001, among Saks Incorporated, a corporation incorporated under the laws of the State of Tennessee (the "Company"), as issuer, the Subsidiary Guarantors named herein (the "Guarantors"), as guarantors, and Bank One Trust Company, National Association, as trustee (the "Trustee").

                                    RECITALS

     The Company has duly authorized the creation of an issue of 9 7/8% Notes due 2011 (the "Initial Notes") and (ii) if and when issued in exchange for Initial Notes as provided in the Registration Rights Agreement (as hereinafter defined) or a similar agreement relating to the Initial Notes, the Company's 9 7/8% Notes due 2011 (the "Exchange Notes," and together with the Initial Notes, the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     The Guarantors have duly authorized their senior guarantee of the Notes and to provide therefor, the Guarantors have duly authorized the execution and delivery of this Indenture and their Note Guarantees (as hereinafter defined) under the terms set forth herein.

     All things necessary have been done to make the Notes and the Note Guarantees, when executed by the Company and the Guarantors, respectively, and authenticated and delivered hereunder and duly issued by the Company and the Guarantors, respectively, the valid obligations of the Company and the Guarantors and to make this Indenture a valid agreement of each of the Company, the Guarantors and the Trustee in accordance with the terms hereof.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders (as hereinafter defined) of the Notes, as follows:

      ARTICLE ONE. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          Section 1.01      Definitions.

     "Accounts Receivable Subsidiary" means Saks Credit Corporation, Saks Transitional Credit Corporation, National Bank of the Great Lakes and any other present or future subsidiary (including any credit card bank) of the Company that is, directly or indirectly, wholly-owned by the Company (except in the case of any credit card bank, for directors' qualifying shares) and organized for the purpose of and is only engaged in (i) originating, purchasing, financing, servicing or collecting accounts receivable obligations of customers of the Company or its Subsidiaries, (ii) issuing or servicing credit cards, engaging in other credit card operations or financing accounts receivable obligations of customers of the Company and its Subsidiaries, (iii) the sale or financing of such accounts receivable and interests therein and (iv) other activities incident thereto.

     "Additional Interest" means the interest on the Notes (in addition to that set forth herein) that the Company may be required to pay pursuant to the terms hereof and of the Registration Rights Agreement.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the imputed rate of interest of such transaction determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessment, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

     "Bankruptcy Law" means Title 11, United States Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, "concordat" or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

     "Board of Directors" means the board of directors of the Company or the board of directors, managers, or other governing body of any Guarantor, as the case may be, or any duly authorized committee thereof.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by its respective Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York are authorized or obligated by law, regulation or executive order to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

     "Certificated Notes" means Notes held in certificated form, other than Global Notes.

     "Clearstream" means Clearstream Banking, societe anonyme or its successor.

     "Closing Date" means, with respect to any Initial Notes, the date on which such Initial Notes are originally issued.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board of Directors, its Chief Executive Officer, its President, an Executive Vice President, a Senior Vice President or a Vice President, and by its Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and delivered to the Trustee.

     "Consolidated Net Tangible Assets" means the total amount of assets (less accumulated depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) which under GAAP are included on a balance sheet of the Company and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, favorable lease rights, unamortized debt discount and expense and other like intangibles (other than leasehold costs and investments in so-called safe harbor leases), which in each such case would be so included on such balance sheet, net of accumulated amortization.

     "control" means, with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 70 West Madison, 13th Floor, Chicago, IL 60670, Attention: Corporate Trust Administration except for purposes of Section 3.02, Section 6.09 and Section
10.02. For purposes of such Sections, such office is located at 153 West 51st Street, 5th Floor, New York, NY 10019.

     "Credit Facilities" means the Second Amended and Restated Credit Agreement dated as of August 26, 1999 by and among the Company, Bank of America, N.A., as Agent, and other financial institutions, as in effect on the Issue Date, and as such agreement may be amended, renewed, extended, substituted, refinanced, replaced, supplemented or otherwise modified from time to time, and includes related notes, guarantees and other agreements executed in connection therewith.

     "Custodian" means any receiver, interim receiver, receiver and manager, receiver-manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other law respecting secured creditors and the enforcement of their security or any other Person with like powers whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

     "Dealer Manager Agreement" means the Dealer Manager Agreement dated as of August 30, 2001, among the Company, the Guarantors and the dealer managers named therein.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Depository" means The Depository Trust Company, its nominees and successors.

     "Euroclear" means Euroclear Bank, S.A. or its successor as operator of the Euroclear System.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

     "Foreign Subsidiary" means a subsidiary of the Company not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia or any territory thereof.

     "Funded Debt" means Indebtedness which matures more than one year from the date of the computation thereof, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date; provided, however, that Funded Debt shall not include (i) obligations created pursuant to leases or (ii) any Indebtedness for the payment or redemption of which money in the necessary amount shall have been deposited in trust either at or before the maturity date thereof.

     "GAAP" means generally accepted accounting principles in effect in the United States of America which are applicable as of the Issue Date and which are consistently applied for all applicable periods.

     "Guarantee" or "Note Guarantee" means the guarantee, substantially in the form of Exhibit C hereto, by each of the Guarantors of the Notes and the Company's obligations under this Indenture.

     "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

     "Guarantor" means (i) each of the Company's Subsidiaries that are guarantors or obligors in respect of the Credit Facilities on the Issue Date and
(ii) each other Subsidiary of the Company that is required to execute a supplemental indenture and become a Guarantor subsequent to the Issue Date pursuant to Section 10.15.

     "Holder" or "Noteholder" means a Person in whose name a Note is registered in the Note Register.

     "Indebtedness" of any Person means indebtedness for borrowed money and indebtedness under purchase money Liens or conditional sales or similar title retention agreements, in each case where such indebtedness has been created, incurred, or assumed by such Person to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, guarantees by such Person of such indebtedness, and indebtedness for borrowed money secured by any Lien, pledge or other lien or encumbrance upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

     "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Notes, to pay principal of, premium, if any, and interest on the Notes when due and payable, whether at maturity, by acceleration or otherwise, and all other amounts due or to become due under or in connection with this Indenture, the Notes or the Guarantees and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 6.07 hereof) and the Holders of the Notes under this Indenture, the Notes and the Guarantees, according to the terms thereof.

     "interest," when used with respect to any Note, means the amount of all interest accruing on such Note (including Additional Interest, if any), including all interest accruing subsequent to the occurrence of any event specified in Section 5.01 (f), (g) or (h) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

     "Interest Payment Date" means, when used with respect to any Note, the Stated Maturity of an installment of interest on such Note, as set forth in such Note.

     "Issue Date" means the original issue date of the Notes hereunder.

     "Lien" means any security interest, pledge, lien or other encumbrance.

     "Maturity Date" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration or otherwise.

     "Non-U.S. Person" means a Person who is not a "U.S. person," as defined in Regulation S.

     "Notes" shall have the meaning specified in the Recitals of this Indenture.

     "Officer" means, with respect to the Company or any Guarantor, the Chairman of the Board, an Executive Vice President, a Senior Vice President, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.

     "Officer's Certificate" means a certificate signed by an Officer of the Company or any Guarantor, as the case may be, and delivered to the Trustee.

     "Operating Assets" means all merchandise, inventories, furniture and equipment (including all transportation and warehousing equipment, store racks and showcases but excluding office equipment and data processing equipment) owned by the Company or a Subsidiary.

     "Operating Property" means all real property and improvements thereon owned by the Company or a Subsidiary and constituting, without limitation, any store, warehouse, service center or distribution center wherever located; provided, however, that such term shall not include any store, warehouse, service center or distribution center which the Company's Board of Directors declares by resolution not to be of material importance to the business of the Company and its Subsidiaries. Operating Property is treated as having been "acquired" on the day the Operating Property is placed in operation by the Company or a Subsidiary after the latest of (a) its acquisition from a third party, including a Subsidiary, (b) completion of its original construction or (c) completion of its substantial reconstruction, renovation, remodeling, expansion or improvement (whether or not constituting an Operating Property prior to such reconstruction, renovation, remodeling, expansion or improvement).

     "Opinion of Counsel" means a written opinion in form and substance reasonably satisfactory to the Trustee from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company, or the Trustee.

     "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

     (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (ii) Notes, or portions thereof, for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Guarantor or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or any Guarantor or any Affiliate thereof (if the Company or such Guarantor or Affiliate shall act as Paying Agent) for the Holders of such Notes;

     (iii) Notes with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in
Section 4.02 and Section 4.03; and

     (iv) Notes in exchange for or in lieu of other Notes that have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, any Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when it repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company, any Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Guarantor or such other obligor. If the Paying Agent holds, in its capacity as such, on any Maturity Date money sufficient to pay all accrued interest and principal with respect to such Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be Outstanding and interest on them ceases to accrue. Notes may also cease to be outstanding to the extent expressly provided in Article Four.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "QIB" means any "qualified institutional buyer" (as defined in Rule 144A under the Securities Act).

     "Registered Exchange Offer" means the registration by the Company under the Securities Act pursuant to a Registration Statement of the offer by the Company to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of October 4, 2001, by and among the Company, the Guarantors and the dealer managers named therein, as such Agreement may be amended, modified, or supplemented from time to time.

     "Registration Default" shall have the meaning set forth in the Registration Rights Agreement.

     "Registration Statement" shall have the meaning assigned to such term in the Registration Rights Agreement.

     "Regular Record Date" means the Regular Record Date specified in the Notes.

     "Regulation S" means Regulation S under the Securities Act or any successor regulation.

     "Resale Restriction Termination Date" means the date two years after the Issue Date.

     "Responsible Officer" means, with respect to the Trustee, the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Period" means, with respect to any Initial Notes offered and sold outside the United States in reliance on Regulation S, the 40 consecutive days beginning on and including the later of (A) the day on which such Initial Notes are offered to Persons other than distributors (as defined in Regulation S under the Securities Act) and (B) the Closing Date for such Initial Notes.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

     "Senior Funded Debt" means all Funded Debt of the Company or any Person (except Funded Debt, the payment of which is subordinated to the payment of the Notes).

     "Special Record Date" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.07 hereof.

     "Stated Maturity" means, with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest, is due and payable.

     "Subsidiary" means any corporation or other business entity of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors, managers or other governing body of said corporation or business entity or otherwise direct the business and affairs of said corporation or business entity is at the time owned or controlled by the Company, or by the Company and one or more Subsidiaries, or by any one or more Subsidiaries; provided, that, unless otherwise expressly stated, Subsidiary shall not include any Accounts Receivable Subsidiary or any Foreign Subsidiary.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers, trustees or other governing body of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     Section 1.02 Other Definitions.

     Term                                                             Defined in

     "Act"                                                          Section 1.05
     "Agent"                                                        Section 3.02
     "Agent Member"                                                 Section 3.16
     "covenant defeasance"                                          Section 4.03
     "CUSIP"                                                        Section 3.12
     "Defaulted Interest"                                           Section 3.07
     "defeasance"                                                   Section 4.02
     "Defeased Notes"                                               Section 4.01
     "Event of Default"                                             Section 5.01
     "Exchange Global Note"                                         Section 2.01
     "Exempted Debts"                                              Section 10.16
     "Global Notes"                                                 Section 3.16
     "insolvent Person"                                             Section 4.04
     "ISIN"                                                         Section 3.12
     "Note Register"                                                Section 3.05
     "Notice of Default"                                            Section 5.01
     "Paying Agent" or "Agent"                                      Section 3.02
     "Private Placement Legend"                                     Section 3.05
     "Registrar"                                                    Section 3.02
     "Regulation S Certification"                                   Section 2.01
     "Regulation S Global Note"                                     Section 2.01
     "Rule 144A Global Note"                                        Section 2.01
     "Sale and Leaseback Transaction"                              Section 10.13
     "Substantial Improvement"                                     Section 10.11
     "Surviving Entity"                                             Section 8.01

     Section 1.03 Rules of Construction.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

     (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

     (d) the words "herein" "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (e) all references to "$" or "dollars" refer to the lawful currency of the United States of America; and

     (f) the words "include," "included" and "including" as used herein are deemed in each case to be followed by the phrase "without limitation."

     Section 1.04 Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or officers of the Company or any Guarantor stating that the information with respect to such factual matters is in the possession of the Company or any Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

     Section 1.05 Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section
6.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (c) The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 1.06 Notices, etc., to the Trustee, the Company and the Guarantors.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

     (a) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at its Corporate Trust Office or at any other address previously furnished in writing to the Holders, the Company and the Guarantors by the Trustee; or

     (b) the Company or a Guarantor by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company or such Guarantor addressed to it at Saks Incorporated, 750 Lakeshore Parkway, Birmingham, Alabama 35211, Attention: Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.

     Section 1.07 Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 1.08 Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

     If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

     Section 1.09 Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 1.10 Successors and Assigns.

     All covenants and agreements in this Indenture by the Company and the Guarantors, shall bind their respective successors and assigns, whether so expressed or not.

     Section 1.11 Separability Clause.

     In case any provision in this Indenture or in the Notes or any Note Guarantee issued pursuant hereto shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.12 Benefits of Indenture.

     Nothing in this Indenture or in the Notes or in any Note Guarantee issued pursuant hereto, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 1.13 Governing Law.

     THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     Section 1.14 No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company or of a Guarantor shall not have any liability for any obligations of the Company or a Guarantor under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

     Section 1.15 Independence of Covenants.

     All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

     Section 1.16 Exhibits.

     All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

     Section 1.17 Counterparts.

     This Indenture may be executed in any number of counterparts and by telecopier, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 1.18 Duplicate Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                     ARTICLE TWO. NOTE AND GUARANTEE FORMS

     Section 2.01 Form and Dating.

     (a) The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A annexed hereto. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B annexed hereto. The Note Guarantees shall be in substantially the form set forth in Exhibit C annexed hereto. The Initial Notes, the Exchange Notes, the Global Notes and the Note Guarantees may include such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of the Depository, any clearing agency or any securities exchange or as may, consistently herewith, be determined by the Officers executing such Notes and Note Guarantees, as evidenced by their execution thereof.

     (b) The definitive Notes and Note Guarantees shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes and such Note Guarantees may be listed, all as determined by the Officers executing such Notes and Note Guarantees, as evidenced by their execution of such Notes and Note Guarantees.

     (c) Each Note shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture.

     (d) Initial Notes offered and sold to QIBs in the United States of America in reliance on Rule 144A will be issued on the Closing Date in the form of a permanent global Note, without interest coupons, substantially in the form set forth in Exhibit A (the "Rule 144A Global Note"). The Rule 144A Global Note will be duly executed by the Company, authenticated by the Trustee as hereinafter provided and deposited with the Trustee, as custodian for the Depository. The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depository's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Transfer of beneficial interests in the Rule 144A Global Note may be made only upon the receipt by the Trustee or its agent of a certification substantially in the form set forth in Exhibit D or otherwise in accordance with the provisions of Section 3.05.

     (e) Initial Notes offered and sold outside the United States of America in reliance on Regulation S will be issued on a Closing Date in the form of a global Note, in fully registered form without interest coupons, substantially in the form set forth in Exhibit A (the "Regulation S Global Note"). Prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Global Note to U.S. persons may be made only upon the receipt by the Trustee or its agent of a certification substantially in the form set forth in Exhibit D and in compliance with the provisions of Section 3.05.

     Each Regulation S Global Note will be duly executed by the Company, authenticated by the Trustee as hereinafter provided and deposited with the Trustee, as custodian for the Depository. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depository's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     (f) All or part of any Rule 144A Global Note or Regulation S Global Note exchanged in the Registered Exchange Offer will be exchanged for a permanent global Note in fully registered form, without interest coupons (or beneficial interest therein) substantially in the form of Exhibit B, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee, as hereinafter provided (the "Exchange Global Note"). The Exchange Global Note may be represented by more than one certificate, if so required by the Depository's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Exchange Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                            ARTICLE THREE. THE NOTES

     Section 3.01  Title and Terms.

     The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $141,557,000 in aggregate principal amount, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.03, Section 3.04, Section 3.05, Section 3.06 or Section 9.06.

     The final Stated Maturity of the Notes shall be October 1, 2011. The Notes shall bear interest (other than Additional Interest) at the rate of 9 7/8% per annum, from the Issue Date or from the most recent Interest Payment Date to which interest has been paid, as the case may be. Additional Interest on the Notes will accrue from and including the date on which any Registration Default first occurs, and while any such Registration Default has occurred and is continuing, to but excluding the date on which all Registration Defaults have been cured as provided in the Registration Rights Agreement. Additional Interest will accrue at the rate of 0.25% per annum during the 90-day period immediately following first occurrence of a Registration Default and while any Registration Default has occurred and is continuing and shall increase by 0.25% per annum at the end of each subsequent 90-day period up to a maximum of 0.50% per annum with respect to all Registration Defaults until the date on which all Registration defaults have been cured as provided in the Registration Rights Agreement. Interest on the Notes will be payable semi-annually on April 1 and October 1, in each year, commencing on April 1, 2002, to the Holders of record at the close of business on the March 15, and September 15, respectively, immediately preceding such Interest Payment Dates, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

     At the election of the Company, the entire Indebtedness on the Notes or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

     Section 3.02  Registrar and Paying Agent.

     The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"); an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for payment (the "Paying Agent" or "Agent"); and an office or agency where notices and demands to or upon the Company and the Guarantors in respect of the Notes, the Note Guarantees and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" or "Agent" includes any additional paying agent. The Company may act as its own Paying Agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agency agreement shall incorporate the provisions of the Trust Indenture Act. The agency agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 6.07 hereof.

     The Company initially appoints the Trustee as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes.

     Section 3.03  Execution and Authentication.

     Each Note shall be dated the date of issuance and shall show the date of its authentication. Each Note shall have an executed Note Guarantee from each of the Guarantors endorsed thereon.

     The terms and provisions contained in the forms of Notes annexed hereto as Exhibit A and Exhibit B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     The Notes shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit A or Exhibit B hereto, as the case may be, and applicable thereto in accordance with the terms of Section 3.05. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     One Officer shall execute the Notes for the Company, and the Note Guarantees for the Guarantors, by manual or facsimile signature.

     If an Officer whose signature is on a Note or a Note Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

     At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount not to exceed $141,557,000 and (2) Exchange Notes for issue only in a Registered Exchange Offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Notes of an equal principal amount upon a written order of the Company in the form of an Officer's Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated and such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $141,557,000, except as provided in Section 3.06.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

     The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

     Section 3.04  Temporary Notes.

     Until definitive Notes are prepared and ready for delivery, the Company may execute and upon a Company Order the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes, in any authorized denominations, but may have variations that the Company reasonably considers appropriate for temporary Notes as conclusively evidenced by the Company's execution of such temporary Notes.

     If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of like tenor and of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     Section 3.05  Transfer and Exchange.

     (a) The following provisions shall apply with respect to any proposed transfer of a beneficial interest in a Rule 144A Global Note prior to the Resale Restriction Termination Date therefor:

          (i) If (1) the holder of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or any portion thereof) to a Non-U.S. Person pursuant to Regulation S and

     (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, (x) upon receipt by the Registrar of:

               (A) instructions from the Holder of the Rule 144A Global Note directing the Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, specifying the participant accounts with the Depository to be credited and debited, and

               (B) a certificate in the form of Exhibit E from the transferor, and (y) subject to the rules and procedures of the Depository, the Registrar shall:

                   (1) increase the Regulation S Global Note and credit or cause to be credited the specified participant account at the Depository for such amount in accordance with the foregoing, and

                   (2) decrease the Rule 144A Global Note for such amount and debit or cause to be debited the specified participant account at the Depository for such amount in accordance with the foregoing;

         (ii) transfers of beneficial interests in the Rule 144A Global Note not described in this Section 3.05 shall be made in accordance with the rules and procedures of the Depository; and

         (iii) after the expiration of the Resale Restriction Termination date, beneficial interests in Rule 144A Global Note Notes may be transferred without requiring the certifications described above or any additional certification.

     (b) The following provisions shall apply with respect to any proposed transfer of a beneficial interest in a Regulation S Global Note prior to the termination of the Restricted Period:

         (i) if the holder of a beneficial interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A, (x) upon receipt by the Trustee and, if different from the Trustee, the Registrar of:

               (A) instructions from the Holder of the Regulation S Global Note directing the Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred, specifying the participant accounts at the Depository to be credited and debited, and

               (B) a certificate in the form of Exhibit D duly executed by the transferor, and

         (y) in accordance with the rules and procedures of the Depository, the Registrar shall:

                   (1) increase the Rule 144A Global Note and credit or cause to be credited the specified participant account at the Depository for such amount in accordance with the foregoing, and

                   (2) decrease the Regulation S Global Note amount and debit or cause to be debited the specified participant account at the Depository for such amount in accordance with the foregoing;

         (ii) except for transfers of beneficial interests in the Regulation S Global Note described in this Section 3.05, an owner of a beneficial interest in the Regulation S Global Note may not transfer such interest to a transferee that is a U.S. Person or for the account or benefit of a U.S. Person within the meaning of Rule 902(o) of the Securities Act. During the Restricted Period, all
         beneficial interests in the Regulation S Global Note shall be transferred only through Euroclear or Clearstream, either directly if the transferor and transferee are participants in such systems, or indirectly through organizations that are participants; and

              (iii) after termination of the Restricted Period, interests in a Regulation S Global Note may be transferred without requiring the certification described above or any additional certification.

         (c) Any other transfer of (i) Initial Notes (other than Regulation S Global Notes during the Restricted Period) prior to the expiration of the Resale Restriction Termination Date therefor or (ii) a Regulation S Global Note during the Restricted Period, shall be made only upon receipt by the Registrar and the Company of such Opinions of Counsel, certifications and/or other information as shall be satisfactory to each of them in order to ensure compliance with the Securities Act.

         (d) Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing a Private Placement Legend, the Registrar shall deliver Notes (or cause to be increased the principal amount of a Global Note to reflect increases in the amount of beneficial interests covered thereby) that do not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Registrar shall deliver only Notes that bear a Private Placement Legend unless:

              (i) such Notes (or beneficial interests) are exchanged in the Registered Exchange Offer;

              (ii) such Notes (or beneficial interests) are transferred pursuant to an effective registration statement;

              (iii) such Notes (or beneficial interest) are transferred, replaced or exchanged following the expiration of the Resale Restriction Termination Period therefor; or

              (iv) in connection with such transfer, the Registrar (and, if the Company is not then serving as the Registrar, the Company) shall have received an Opinion of Counsel satisfactory to it to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Company shall deliver to the Trustee an Officer's Certificate promptly upon effectiveness, withdrawal or suspension of any Registration Statement applicable to any Notes.

         (e) If one or more Exchange Global Notes have been issued, upon the transfer of any Note (or beneficial interest therein) for which a Private Placement Legend would not be required pursuant to subsection (d) following such transfer, such Note (or beneficial interest therein) may be exchanged for a beneficial interest in the Exchange Global Note. If no Exchange Global Note has been issued, upon the transfer of any Note bearing a Private Placement Legend (or beneficial interest therein) for which a Private Placement Legend would not be required pursuant to subsection (d) following such transfer, such Note (or beneficial interest therein) may be exchanged for a beneficial interest in a Global Note) without a Private Placement Legend.

         (f) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being sometimes referred to herein as the "Note Register") in which, subject to such reasonable regulations as the Registrar may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes.

         (g) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article Three. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     (h) (i)    to permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article Three, execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's or co-registrar's request;

         (ii) the Trustee shall, upon receipt of a Company Order, exchange Initial Notes for Exchange Notes;

         (iii) when Notes are presented to the Registrar or a co-Registrar with a request from the Holder to register the transfer or exchange for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer or exchange in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. Whenever any Note is so presented for exchange, the Company and any Guarantor shall execute, and the Trustee shall authenticate and deliver, the Notes and Note Guarantees which the Holder making the exchange is entitled to receive;

         (iv) no service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Error! Reference source not found. hereof (in which events the Company will be responsible for the payment of all such taxes which arise solely as a result of the transfer or exchange and do not depend on the tax status of the Holder);

         (v) all Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange; and

         (vi) any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note be shall be required to be reflected in a book-entry system.

     (i) (i)    Each Global Note shall bear the legend specified therefor in
     Exhibit A or Exhibit B, as the case may be, on the face thereof;

         (ii) Initial Notes that are not Regulation S Global Notes shall, prior to the Resale Restriction Termination Date, and each Regulation S Global Note shall, bear the Private Placement Legend specified in Exhibit A on the face thereof (the "Private Placement Legend"); and

         (iii) each Regulation S Global Note, during the Restricted Period, shall also bear the legend specified therefor in Exhibit A on the face thereof applicable thereto.

     Section 3.06   Mutilated, Destroyed, Lost and Stolen Notes.

     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note of any series claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon a Company Order, the Trustee shall authenticate and deliver a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding, and the Guarantors shall execute a replacement Note Guarantee, if the Holder of such Note furnishes to the Company and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and an indemnity bond shall be posted by such Holder, sufficient in the judgment of the Company or the Trustee, as the case may be, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's and any Guarantor's expenses in replacing such Note (including (i) expenses of the Trustee charged to the Company and (ii) any tax or other governmental charge that may be imposed) and the Trustee may charge the Company for the Trustee's expenses in replacing such Note.

     Every replacement Note and Note Guarantee issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and each Guarantor, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.07   Payment of Interest; Interest Rights Preserved.

     Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or subsection (b) below:

     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this subsection (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection
(b).

     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee. Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

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

     Section 3.08 Persons Deemed Owners.

     Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 3.09 Cancellation.

     All Notes surrendered for payment, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer or exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 3.09, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the canceled Notes be returned to it. The Trustee shall provide the Company a list of all Notes that have been canceled from time to time as requested by the Company.

     Section 3.10 Computation of Interest.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

     Section 3.11 Legal Holidays.

     In any case where any Interest Payment Date, date established for the payment of Defaulted Interest or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be. In such event, no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day and, with respect to any Interest Payment Date, interest for the period from and after such Interest Payment Date shall accrue with respect to the next succeeding Interest Payment Date.

     Section 3.12 CUSIP and ISIN Numbers.

     The Company in issuing the Notes may use "CUSIP" and "ISIN" numbers (if then generally in use), and if so, the Trustee shall use the CUSIP or ISIN numbers, as the case may be, in notices of exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, as the case may be, printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN number of any type.

     Section 3.13 Paying Agent To Hold Money in Trust.

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

     Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon a Company Order to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     Section 3.14 Treasury Notes.

     In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not Outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

     Section 3.15 Deposits of Monies.

     Prior to 12:00 noon New York City time on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date and Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date and Maturity Date, as the case may be.

     Section 3.16 Book-Entry Provisions for Global Notes.

     (a) Each Rule 144A Global Note and Regulation S Global Note (each a "Global Note" and collectively, the "Global Notes") initially shall (i) be registered in the name of the Depository or the nominee of the Depository; (ii) be delivered to Trustee, as custodian for the Depository; and (iii) bear the appropriate legends, as set forth in Exhibit A or Exhibit B, as the case may be.

     (b) Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (c) Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Certificated Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with the Depository's and the Registrar's procedures. In addition, Certificated Notes (in the form of Exhibit A or Exhibit B, as applicable) shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if:

         (i) the Depository notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or the Depository ceases to be a clearing agency registered under the Exchange Act at a time when the Depository is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice;

          (ii) the Company executes and delivers to the Trustee and Registrar an Officer's Certificate stating that such Global Note shall be so exchangeable; or

          (iii) a Default or an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository.

In connection with the transfer of an entire Global Note to the beneficial owners thereof pursuant to this subsection (c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes in authorized denominations.

     (d) In connection with the exchange of a portion of a Certificated Note for a beneficial interest in a Global Note, the Trustee shall cancel such Certificated Note, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Certificated Note representing the principal amount not so transferred.

     (e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                ARTICLE FOUR. DEFEASANCE OR COVENANT DEFEASANCE

     Section 4.01 Company's Option To Effect Defeasance or Covenant Defeasance.

     The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 4.02 or Section 4.03 be applied to all of the Outstanding Notes (the "Defeased Notes"), upon compliance with the conditions set forth below in this Article Four.

     Section 4.02 Defeasance and Discharge.

     Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.02, the Company and each Guarantor shall be deemed to have been discharged from their obligations with respect to the Defeased Notes and the related Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in subsections (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 4.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Defeased Notes when such payments are due; (b) the Company's obligations with respect to such Defeased Notes under Section 3.04, Section 3.05, Section 3.06, Section 10.02 and Section 10.03; (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 6.07 and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 with respect to the Notes.

     Section 4.03 Covenant Defeasance.

     Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.03, the Company and each Guarantor shall be released from their obligations under any covenant or provision contained in Section 10.06 through
Section 10.16 and the provisions of Article Eight shall not apply, with respect to the Defeased Notes, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Notes, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c) or (d), but, except as specified above, the remainder of this Indenture and such Defeased Notes shall be unaffected thereby.

     Section 4.04 Conditions to Defeasance or Covenant Defeasance.

     The following shall be the conditions to application of either Section 4.02 or Section 4.03 to the Defeased Notes:

     (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Four applicable to
it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) cash in an amount or (b) U.S. Government Obligations which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount or (c) a combination thereof, in any such case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Notes at the Stated Maturity of such principal or installment of principal, premium, if any, or interest; provided, however, that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

     (2) no Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(f), (g) or (h) is concerned, at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

     (3) neither the Company nor any Subsidiary of the Company is an "insolvent Person" within the meaning of any applicable Bankruptcy Law on the date of such deposit or at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

     (4) such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest in violation of Section 6.08 and for purposes of the Trust Indenture Act with respect to any securities of the Company or any Guarantor;

     (5) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

     (6) in the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     (7) in the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

     (8) the Company shall have delivered to the Trustee, an Opinion of Counsel to the effect that, immediately following the ninety-first day after the deposit, the trust funds established pursuant to this Article will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. federal or state law;

     (9) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit made by the Company pursuant to its election under Section 4.02 or Section 4.03 was not made by the Company with the intent of preferring the Holders or any Guarantor over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

     (10) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent (other than conditions requiring the passage of time) provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03 (as the case may be) have been complied with as contemplated by this Section 4.04 and (ii) if any other Indebtedness of the Company or any Guarantor shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness. Opinions required to be delivered under this Section may have such qualifications as are customary for opinions of the type required and reasonably acceptable to the Trustee.

     Section 4.05 Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

     Subject to the proviso of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee and hold it harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

     Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 4.04 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

     Section 4.06  Reinstatement.

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

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.02 or Section 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and of any Guarantor under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or Section 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 4.02 or
Section 4.03, as the case may be; provided however, that if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

                             ARTICLE FIVE. REMEDIES

     Section 5.01 Events of Default.

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in the payment of any interest on the Notes when due and payable, continued for 30 days or more; or

     (b) default in payment of all or any part of principal of or premium, if any, on the Notes at the Maturity Date; or

     (c) default in the performance of or breach of any other covenant or warranty of the Company contained in the Notes, any Note Guarantee or this Indenture (other than a default specified in (a) or (b) above) that continues for a period of 60 days after written notice of such failure requiring the Company to remedy the same and stating that such notice is a "Notice of Default" hereunder shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding; or

     (d) acceleration of any Indebtedness, having an aggregate minimum principal amount of $50 million, for money borrowed by the Company or a Subsidiary under the terms of the instrument under which such Indebtedness is issued or secured, if such acceleration is not discharged within 10 days after written notice of such acceleration; or

     (e) any Note Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Note Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Note Guarantee in accordance with Section 12.04 hereof) and such condition shall have continued for a period of 30 days after written notice of such condition requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding; or

     (f) the Company or any Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

          (i)   commences a voluntary case or proceeding;

          (ii) consents to the making of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

          (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

          (iv)  makes a general assignment for the benefit of its creditors;

          (v)   files an answer or consent seeking reorganization or relief;

          (vi)  admits in writing its inability to pay its debts generally; or

          (vii) consents to the filing of a petition in bankruptcy; or

     (g) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or

     (h) a Custodian shall be appointed out of court with respect to the Company or any Subsidiary or with respect to all or any substantial part of the assets or properties of the Company or any Subsidiary.

     Section 5.02   Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default (other than an Event of Default specified in Section 5.01(f), (g) or (h) with respect to the Company) occurs and is continuing then and in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding shall, declare all principal of all the Notes to be due and payable immediately in an amount equal to the principal amount of the Notes, premium, if any, thereon plus accrued and unpaid interest, if any, to the date the Notes become due and payable by a notice in writing to the Company (and to the Trustee, if given by the Holders) and upon any such declaration such principal, premium, if any, and interest, shall become immediately due and payable. If an Event of Default specified in Section 5.01(f), (g) or (h) with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration of acceleration and its consequences if:

     (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

          (i) all amounts due the Trustee under Section 6.07, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel,

          (ii)  all overdue interest on all Notes,

          (iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate then borne by the Notes, and

          (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate then borne by the Notes; and

     (b) all Events of Default, other than the non-payment of principal of, premium, if any, and any accrued and unpaid interest on, the Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

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

     No such rescission shall affect any subsequent Default or impair any right consequent thereon.

     Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in
Section 5.01 (d) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid or the requisite holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 60 days after such declaration of acceleration in respect of the Notes and no other Event of Default has occurred which has not been cured or waived during such 60-day period.

     Section 5.03   Collection of Indebtedness and Suits for Enforcement by
     Trustee.

     The Company and each Guarantor covenant that if an Event of Default specified in Section 5.01 shall have occurred and be continuing, the Company and each Guarantor will, jointly and severally, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company and each Guarantor fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any Guarantor or any other obligor upon the Notes, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture, the Notes or any Note Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted herein, including, without limitation, seeking recourse against any Guarantor or (ii) proceed to protect and enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

     Section 5.04   Trustee May File Proofs of Claims.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes, including each Guarantor or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.07 hereof. Amounts paid and payable to the Trustee hereunder shall constitute administrative expenses in any bankruptcy proceeding.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 5.05   Trustee May Enforce Claims Without Possession of Notes.

     All rights of action and claims under this Indenture, the Notes or any Note Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

     Section 5.06   Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First:  to the Trustee for amounts due under Section 6.07;

          Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

          Third: to Holders for principal and premium, if any, amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, if any; and

          Fourth: the balance, if any, to the Company.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.06.

     Section 5.07   Limitation on Suits.

     No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

     (a) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (b) such Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to incurred in compliance with such request;

     (c) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (d) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Note or any Note Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Note or any Note Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

     Section 5.08 Unconditional Right of Holders To Receive Principal, Premium and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive cash payment of the principal of, premium, if any, and interest on such Note on the respective Stated Maturities (subject to Section 3.07 hereof) expressed in such Note and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     Section 5.09   Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, any Note or any Note Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each of the Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 5.10   Rights and Remedies Cumulative.

     Except as provided in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.11   Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 5.12   Control by Majority.

     The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided however, that:

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

     (a) such direction shall not be in conflict with any rule of law or with this Indenture, any Note or any Note Guarantee or expose the Trustee to Personal liability; and

     (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 5.13   Waiver of Past Defaults.

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all such Notes waive any past Default hereunder and its consequences, except a Default:

     (a) in the payment of the principal of, premium, if any, or interest on any Note; or

     (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     Section 5.14   Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note.

     Section 5.15   Waiver of Stay, Extension or Usury Laws.

     Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                            ARTICLE SIX.   THE TRUSTEE

     Section 6.01   Certain Duties and Responsibilities.

     (a)  Except during the continuance of an Event of Default,

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

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

     Section 6.02   Notice of Defaults.

     Within 60 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders. For the purposes hereof, any Default (other than a Default in the payment of the principal of, premium, if any, or interest on any Note or any amounts payable to the Trustee hereunder) shall not be deemed to be known to the Trustee unless a Responsible Officer of the Trustee has received written notice of such Default at the Corporate Trust Office of the Trustee.

     Section 6.03   Certain Rights of Trustee.

     Subject to Section 6.01 hereof and the provisions of Section 315 of the Trust Indenture Act:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company or any Guarantor may be sufficiently evidenced by a Board Resolution thereof;

     (c) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of Indebtedness or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, Personally or by agent or attorney; and

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     Section 6.04 Trustee Not Responsible for Recitals, Dispositions of Notes or Application of Proceeds Thereof.

     The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or of any Note Guarantee except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1, if any, to be supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

     Section 6.05   Trustee and Agents May Hold Notes; Collections; Etc.

     The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent and, subject to Section 6.08 hereof and Sections 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

     Section 6.06   Money Held in Trust.

     All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the

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extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

     Section 6.07   Compensation and Indemnification of Trustee and Its Prior
     Claim.

     The Company and each Guarantor covenant and agree: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith; and (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.07. The obligations of the Company and each Guarantor under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, fees, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the obligations of the Company and of each Guarantor to the Trustee under this Section 6.07, the Trustee shall have a prior Lien upon all property and funds held or collected by the Trustee as such, except funds and property paid by the Company or any Guarantor and held in trust for the benefit of the Holders of particular Notes.

     Section 6.08   Conflicting Interests.

     The Trustee shall be subject to and comply with the provisions of Section 310(b) of the Trust Indenture Act.

     Section 6.09 Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Sections 310(a)(1) and (2) and which shall have a combined capital and surplus of at least $100,000,000, and have a Corporate Trust Office in the Borough of Manhattan in The City of New York, State of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 6.10   Resignation and Removal; Appointment of Successor Trustee.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

     (b) The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Company at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or (if an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 Business Days after the giving of such notice of resignation) any Holder who has been a bona fide Holder of a Note for at least six months

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

may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

     (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

     (d)  If at any time:

          (1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act in accordance with Section 310(b) hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months; or

          (2) the Trustee shall cease to be eligible under Section 6.09 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months; or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee or (ii) subject to
     Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Holder of any Note who has been a bona fide Holder for at least six months may, subject to Error! Reference source not found., on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Section 6.11   Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of amounts due it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.07.

     No successor Trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

     Upon acceptance of appointment by any successor Trustee as provided in this
Section 6.11, the successor shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10 If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

     Section 6.12 Merger, Conversion, Amalgamation, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, conversion, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article Six to serve as Trustee hereunder.

     In case at the time such successor to the Trustee under this Section 6.12 shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee under this Section
6.12 may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have been authenticated.

        ARTICLE SEVEN. HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     Section 7.01 Preservation of Information; Company To Furnish Trustee Names and Addresses of Holders.

     (a) The Trustee shall preserve the names and addresses of the Noteholders and otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

     (b) The Company will furnish or cause to be furnished to the Trustee (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date and (ii) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished pursuant to this subsection.

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

     Section 7.02   Communications of Holders.

     Holders may communicate with other Holders with respect to their rights under this Indenture or under the Notes pursuant to Section 312(b) of the Trust Indenture Act. The Company and the Trustee and any and all other Persons benefited by this Indenture shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

     Section 7.03   Reports by Trustee.

     Within 60 days after May 15 of each year commencing with the first May 15 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such May 15, in accordance with, and to the extent required under Section 313 of the Trust Indenture Act. At the time of its mailing to Holders, a copy of each such report shall be filed by the Trustee with the Company, the Commission and with each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

     Section 7.04   Reports by Company and Each Guarantor.

     The Company and each Guarantor shall:

     (a) file with the Commission the copies of annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with Commission pursuant to Section 13 or
Section 15 of the Exchange Act, whether or not the Company or any Guarantor has a class of securities registered under the Exchange Act;

     (b) file with the Trustee within 15 days after it files or would be required to file the information, documents and other reports specified in subsection (a) of this Section 7.04 with the Commission copies of such information;

     (c) file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company and each Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

     (d) transmit by mail to all Holders, as their names and addresses appear in the Note Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company and each Guarantor pursuant to subsections (a) and (c) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

           ARTICLE EIGHT. CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

     Section 8.01 Company May Consolidate, etc., Only on Certain Terms.

     The Company may, without the consent of the Holders of the Notes, consolidate with or merge with or into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any Person; provided however, that in any such case (i) the successor corporation shall be the Company or a domestic corporation and such corporation (if other than the Company) shall assume by a supplemental indenture the Company's obligations under this Indenture and the Notes; (ii) immediately after such transaction, no Event of Default shall have occurred and be continuing; and
(iii) if, as a result of any such merger or consolidation, or such conveyance, transfer or lease, an Operating Property or an Operating Asset of the Company or a Subsidiary would become subject to a Lien which would not be permitted under
Section 10.11 or Section 10.16, the Notes shall be secured, equally and ratably with (or prior to) all Indebtedness so secured. Upon compliance with these provisions by a successor corporation, the Company (except in the case of a lease) shall be relieved of its obligations under this Indenture and the Notes.

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

                ARTICLE NINE. SUPPLEMENTAL INDENTURES AND WAIVERS

     Section 9.01 Supplemental Indentures, Agreements and Waivers Without Consent of Holders.

     Without the consent of any Holders, the Company and the Guarantors, when authorized by a Board Resolution of the Company and each Guarantor, and the Trustee, at any time and from time to time, may amend, waive, modify or supplement this Indenture or the Notes or the Note Guarantees for any of the following purposes:

     (a) to evidence the succession of another Person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor herein and in the Notes and/or in any Note Guarantee, as the case may be;

     (b) to add to the covenants of the Company or any Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor, as applicable, herein, in the Notes or in any Note Guarantee, as the case may be;

     (c) to cure any ambiguity, to correct or supplement any provision herein, in the Notes or in any Note Guarantee which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Note Guarantee; provided however, that, in each case, such provisions shall not materially adversely affect the legal rights of the Holders;

     (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.05 hereof or otherwise;

     (e) to add a Guarantor pursuant to the requirements of Section 9.05 hereof or otherwise;

     (f) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

     (g) to mortgage, pledge, hypothecate or grant a security interest in any property or assets in favor of the Trustee for the benefit of the Holders as security for the payment and performance of the Indenture Obligations; or

     (h) to make any other change that does not materially adversely affect the legal rights of any Holder; provided however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change, agreement or waiver does not materially adversely affect the legal rights of any Holder.

     Section 9.02 Supplemental Indentures, Agreements and Waivers with Consent of Holders.

     With the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes delivered to the Company, each Guarantor and the Trustee, the Company and each Guarantor (if a party thereto) when authorized by a Board Resolution, together with the Trustee, may amend, waive, modify or supplement any other provision of this Indenture or the Notes or the Note Guarantees; provided however, that no such amendment, waiver, modification or supplement may, without the written consent of the Holder of each Outstanding Note affected thereby:

     (i)   reduce the principal of or change the Stated Maturity of any Note;

     (ii) reduce the rate of or change the time for payment of interest on any such Note;

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



         (iii) change the place or currency of payment of principal of, or premium, if any, or interest on any such Note;

         (iv) modify any provisions of this Indenture relating to the waiver of past defaults (other than to add sections of this Indenture or the Notes subject thereto) or the right of the Holders of Notes to institute suit for the enforcement of any payment on or with respect to any such Note or any Note Guarantee in respect thereof or the modification and amendment provisions of this Indenture and the Notes (other than to add sections of this Indenture or the Notes which may not be amended, supplemented or waived without the consent of each Holder therein affected);

         (v) modify any of the provisions of clauses (i) through (viii) of this Section 9.02 or reduce the percentage of the principal amount of Outstanding Notes necessary for amendment to or waiver of compliance with any provision of this Indenture or the Notes or for waiver of any Default in respect thereof;

         (vi) waive a default in the payment of principal of, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

         (vii) modify the ranking or priority of any Note or the Note Guarantee in respect thereof of any Guarantor in any manner adverse to the Holders of the Notes; or

         (viii) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with this Indenture.

         Upon the written request of the Company and each Guarantor accompanied by a copy of a Board Resolution of the Board of Directors of each of them authorizing the execution of any such supplemental indenture or other agreement, instrument or waiver, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or other agreement, instrument or waiver.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or other agreement, instrument or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

         Section 9.03 Execution of Supplemental Indentures, Agreements and Waivers.

         In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section
6.01 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officer's Certificate from each obligor under the Notes entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company, any Guarantor or any other Subsidiary of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver which affects the Trustee's own rights, duties or immunities under this Indenture, the Notes, any Note Guarantee or otherwise.

         Section 9.04   Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article Nine, this Indenture, the Notes, if applicable, and/or the applicable Note Guarantee shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture, the Notes, if applicable, and/or the applicable Note Guarantee, as the case may be, for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

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

     Section 9.05   Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

     Section 9.06   Reference in Notes to Supplemental Indentures.

     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee upon a Company Order in exchange for Outstanding Notes.

     Section 9.07   Record Date.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     Section 9.08   Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if a notation of the consent is not made on any Note. However, any such Holder, or subsequent Holder, may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.

                             ARTICLE TEN.   COVENANTS

     Section 10.01  Payment of Principal, Premium and Interest.

     The Company will duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.

     Section 10.02  Maintenance of Office or Agency.

     The Company will maintain in the Borough of Manhattan in The City of New York, State of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee at its Corporate Trust Office will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

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
         The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York, State of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, State of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

         Section 10.03   Money for Note Payments To Be Held in Trust.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

         If the Company is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

         If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

         (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

         (b) give the Trustee notice of any Default by the Company or any Guarantor (or any other obligor upon the Notes) in the making of any payment of principal of, premium, if any, or interest on the Notes;

         (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

         (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, at the option of the Company in the New York Times or the Wall

Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

     Section 10.04   Corporate Existence.

     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of the Subsidiaries; provided however, that the Company will not be required to preserve any such right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders; provided further, that the foregoing will not prohibit a sale, transfer or conveyance of a Subsidiary of the Company or any of its assets in compliance with the terms of this Indenture.

     Section 10.05   Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of its Subsidiaries or (ii) upon the income, profits or property of the Company or any of the Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Company or any of the Subsidiaries; provided however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (x) whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted or (y) if the failure to so pay, discharge or cause to be paid or discharged could not reasonably be expected to have a Material Adverse Effect (as defined in the Dealer Manager Agreement).

     Section 10.06   Maintenance of Properties.

     The Company will cause all material properties owned by the Company or any of the Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided however, that nothing in this Section 10.06 will prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of the Subsidiaries and is not disadvantageous in any material respect to the Holders.

     Section 10.07   Insurance.

     The Company will at all times keep all of its and the Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually and customarily so insured by corporations similarly situated and owning like properties.

     Section 10.08   Books and Records.

     The Company will keep proper books of record and account, in which full and correct entries will be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company in material compliance with GAAP.

     Section 10.09   Note Guarantees.

     Each of the Guarantors and the Company will, and the Company will cause each of the Guarantors to, ensure at all times that, unless otherwise permitted by this Indenture, each Note Guarantee will remain in full force and effect and shall not be subordinated by written agreement in right of payment to any Indebtedness or other obligations of the Guarantors, unless required by applicable law.

     Section 10.10   Provision of Financial Statements.

     The Company will file with the Commission (so long as the Commission will accept any such filings) and the Trustee the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

     Section 10.11   Restrictions on Liens.

     The Company will not, and will not permit any Subsidiary to issue, assume or guarantee any Indebtedness secured by any Lien upon any Operating Property or Operating Asset of the Company or any Subsidiary, whether such property or assets are now owned or hereafter acquired, without in any such case effectively providing that the Notes (together with, if the Company shall so determine, any other Indebtedness ranking equally with the Notes) shall be secured at least equally and ratably with such Indebtedness, except that the foregoing restrictions shall not apply to:

     (i) (a) a purchase money Lien on such property (including security for inventory financing in the ordinary course of business and vendors' rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof) given simultaneously with or within 180 days after the later of (1) the acquisition or completion of construction or completion of substantial reconstruction, renovation, remodeling, expansion or improvement (each a "substantial improvement") of such property, or (2) the date such property was placed in operation after the acquisition or completion of any such construction or substantial improvement, or (b) the acquisition of property not theretofore owned by the Company or such Subsidiary subject to an existing Lien securing Indebtedness (whether or not assumed), including in each case, Indebtedness incurred for reimbursement of funds previously expended for any construction or substantial improvement; provided however, that in each case (x) such Lien is limited to any or all of (i) such acquired or constructed property or substantial improvement (including accretions thereto), (ii) the real property on which any construction or substantial improvement occurs, or (iii) with respect to distribution centers, any equipment used directly in the operation of, or the business conducted on, the real property on which any construction or substantial improvement occurs, and (y) the total amount of the Indebtedness secured by such Lien, together with all other Indebtedness to Persons other than the Company or a Subsidiary secured by Liens on such property, shall not exceed the lesser of (i) the total cost of such property, including any such construction or substantial improvement, to the Company or a Subsidiary, and (ii) the fair market value thereof immediately following the acquisition, construction or substantial improvement thereof by the Company or a Subsidiary as determined by the Company's Board of Directors or a member of the Company's senior management in good faith;

     (ii) a Lien on real property of the Company or a Subsidiary or, with respect to distribution centers, on equipment used directly in the operation of, or the business conducted on, such real property, which Lien is the sole security for Indebtedness and (x) is incurred within three years after the latest of (1) the Issue Date, (2) the acquisition of the real property or equipment or (3) the completion of construction or substantial improvement on such real property; (y) is incurred for the purpose of reimbursing the Company or such Subsidiary, as the case may be, for the cost of acquisition and/or the cost of improvement of such real property or equipment; and (z) the amount of which does not exceed the lesser of the aggregate cost of such real property, improvements and equipment and the fair market value thereof, as determined by the Company's Board of Directors or a member of the Company's senior management in good faith;

     (iii) (a) Liens on the Operating Property of the Company or any of its Subsidiaries securing (1) nondelinquent performance of bids or contracts (other than for borrowed money, obtaining of advances or credit or the securing of debt), (2) contingent obligations on surety and appeal bonds and (3) other nondelinquent obligations of a like nature, in each case, incurred in the ordinary course of business; (b) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit account or other funds, provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; (c) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation; (d) statutory and tax Liens for sums not yet due or delinquent or which are being contested or appealed in good faith by appropriate proceedings; and (e) Liens arising solely by operation of law and in the ordinary course of business, such as mechanics', materialmen's, warehousemen's and carriers' Liens and Liens of landlords or of mortgages of landlords, on fixtures and Operating Assets located on premises leased in the ordinary course of business;

     (iv) Liens (1) existing on the date of this Indenture, or (2) on assets of a Subsidiary existing on the date it became a Subsidiary;

     (v)   Liens in favor of the Company or a Subsidiary;

     (vi)  Liens securing only the Indebtedness issued under this Indenture; and

     (vii) Liens to secure Indebtedness incurred to extend, renew, refinance or replace Indebtedness secured by any Liens referred to in the foregoing subsections (i) to (vi); provided however, that the principal amount of the extending, renewal, refinancing or replacement Indebtedness does not exceed the principal amount of Indebtedness so extended, renewed, refinanced or replaced, plus transaction costs and fees, and that any such Lien applies only to any part or all of the same property or assets that were subject to the prior permitted Lien (and, in the case of real property, improvements thereon).

     Section 10.12   Statement by Officers as to Default.

     The Company and the Guarantors will deliver to the Trustee, within 120 days after the end of each of their fiscal years ending after the date hereof, a written statement signed by the chairman or a chief executive officer, the principal financial officer, principal accounting officer or Treasurer of the Company or such Guarantor (as applicable), stating (i) that a review of the activities of the Company or such Guarantor (as applicable) during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether the Company or such Guarantor (as applicable) has kept, observed, performed and fulfilled its obligations under this Indenture and
(ii) that, to the knowledge of each officer signing such certificate, the Company or such Guarantor (as applicable) has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default shall have occurred, describing all such Defaults of which such officers may have knowledge, their status and what action the Company or such Guarantor (as applicable) is taking or proposes to take with respect thereto). When any Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness (other than Indebtedness evidenced by the Notes) in the principal amount of less than $50,000,000), the Company will promptly deliver to the Trustee by registered or certified mail or by telegram, or facsimile transmission followed by hard copy by registered or certified mail an Officer's Certificate specifying such event, notice or other action no later than five Business Days after the Company becomes aware of such occurrence and what action the Company is taking or proposes to take with respect thereto.

         Section 10.13 Restrictions on Sale and Leaseback Transactions.

         Without equally and ratably securing the Notes (together with, if the Company shall so determine, any other Indebtedness ranking equally with the Notes), the Company will not, nor will it permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any Operating Property or Operating Asset that has been or is to be sold or transferred by the Company or such Subsidiary to such Person with the intention of taking back a lease of such property (a "Sale and Leaseback Transaction") unless the terms of such sale or transfer have been determined by the Company's Board of Directors, in the case of any sale or transfer involving proceeds in excess of $25 million, to be fair and arms-length and (i) within 365 days after the receipt of the proceeds of such sale or transfer, the Company or any Subsidiary applies an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such Operating Property or Operating Asset at the time of such sale or transfer to (A) the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt of the Company or a Subsidiary or (B) to the acquisition, construction, development or improvement of Operating Assets or Operating Properties or (ii) the Company or such Subsidiary would be entitled, at the effective date of such sale or transfer, to incur Indebtedness secured by a Lien on such Operating Property or Operating Assets, in an amount at least equal to the Attributable Debt in respect thereof, without equally and ratably securing the Notes pursuant to
Section 10.11. The foregoing restriction will not apply to (w) any Sale and Leaseback Transaction for a term of not more than three years including renewals; (x) any Sale and Leaseback Transaction with respect to Operating Property (and, with respect to distribution centers, equipment used directly in the operation of, or the business conducted on, such Operating Property) if a binding commitment with respect thereto is entered into within three years after the later of (1) the Issue Date or (2) the date such Operating Property was acquired (as the term "acquired" is used in the definition of Operating Property); (y) any Sale and Leaseback Transaction with respect to Operating Assets if a binding commitment with respect thereto is entered into within 180 days after the later of the date such property was acquired and, if applicable, the date such property was first placed in operation; or (z) any Sale and Leaseback Transaction between the Company and a Subsidiary or between Subsidiaries provided that the lessor shall be the Company or a Subsidiary.

         Section 10.14 Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company, the Guarantors and any other obligor on the Notes will furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include:

         (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

         (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 10.15 Additional Guarantors.

         The Company will cause each of its Subsidiaries that becomes a guarantor or obligor in respect of the Credit Facilities following the Issue Date to execute and deliver a supplemental indenture pursuant to which it will become a Guarantor under this Indenture.

         Section 10.16 Exempted Debts.

         Notwithstanding the restrictions in this Indenture contained in Section
10.11 and Section 10.13, the Company or its Subsidiaries may issue, assume or guarantee Indebtedness secured by Liens, or enter into Sale and Leaseback Transactions; provided however, that, after giving effect thereto, the aggregate outstanding amount of all such Indebtedness secured by Liens plus Attributable Debt resulting from such Sale and Leaseback Transactions (collectively, the "Exempted Debts") does not exceed 15% of Consolidated Net Tangible Assets at the time such Lien is granted or at the time such Sale and Leaseback Transaction is entered into.

                   ARTICLE ELEVEN. SATISFACTION AND DISCHARGE

         Section 11.01 Satisfaction and Discharge of Indenture.

         This Indenture shall be discharged and cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes herein expressly provided for) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

                  (a) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 hereof and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                  (b)  (i)   all Notes not theretofore delivered to the Trustee
                  for cancellation have become due and payable and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee in trust funds in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit;

                       (ii) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and the Guarantors; and

                       (iii) the Company and each of the Guarantors have
                  delivered to the Trustee (A) irrevocable instructions to apply the deposited funds toward payment of the Notes at the Stated Maturities thereof and (B) an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; provided, that such Opinion of Counsel may rely, as to matters of fact, upon an Officer's Certificate.

                       Notwithstanding the satisfaction and discharge of this
                  Indenture, the obligations of the Company to the Trustee under
                  Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subsection (a)(ii) of this Section 11.01, the obligations of the Trustee under Section 11.02 and the last paragraph of Section 10.03 shall survive.

         Section 11.02 Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such money has been deposited with the Trustee.

                       ARTICLE TWELVE. GUARANTEE OF NOTES

         Section 12.01 Unconditional Guarantee.

         Each Guarantor hereby jointly and severally fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Note Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at Stated Maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantor to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other Indenture Obligations will be promptly paid in full or performed, all in accordance with the terms hereof and thereof and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Indenture Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

         Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     Each Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Note Guarantee. This Note Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Twelve, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Note Guarantor for the purpose of this Guarantee.

         Section 12.02 Execution and Delivery of Note Guarantee.

         To further evidence the Note Guarantee set forth in Section 12.01, each Guarantor hereby agrees that a notation of such Note Guarantee shall be endorsed on each Note authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an Officer of each Guarantor.

         Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, such Guarantor's Note Guarantee of such Note shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of each Guarantor.

         Section 12.03 Additional Guarantors.

         Any Person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid and binding obligation of such Person (subject to such customary assumptions and exceptions as may be acceptable to the Trustee in its reasonable discretion).

         Section 12.04 Release of a Guarantor.

         (i) Upon the sale, exchange, transfer or other disposition (by merger or otherwise), other than a lease, of all of the Capital Stock of a Guarantor or all, or substantially all, the assets of such Guarantor pursuant to a transaction complying with the terms of this Indenture, to any Person that is not an Affiliate of the Company, and which sale or other disposition is otherwise in compliance with the terms of this Indenture or (ii) at the request of the Company, in the event that the lenders under the Credit Facilities unconditionally release such Guarantor from its guarantee obligations under such facilities, such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article Twelve without any further action required on the part of the Trustee or any Holder. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officer's Certificate certifying as to the compliance with this Section. Any Guarantor not so released will remain liable for the full amount of principal of, premium, if any, and interest on the Notes as provided in this Article Twelve.

         Section 12.05 Waiver of Subrogation.

         Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and such Guarantor's obligations under this Note Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied to the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.05 is knowingly made in contemplation of such benefits.

         Section 12.06 Reliance on Judicial Order or Certificate of Liquidating Agent Regarding Dissolution, etc. of Guarantors.

         Upon any payment or distribution of assets of any Guarantor referred to in this Article Twelve the Trustee, subject to the provisions of Section 6.01, and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve; provided however, that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Twelve.

         Section 12.07 Article Twelve Applicable to Paying Agents.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Twelve shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Twelve in addition to or in place of the Trustee.

         Section 12.08 No Suspension of Remedies.

         Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

         Section 12.09 Limitation of Subsidiary Guarantor's Liability.

         Each Guarantor that is a Subsidiary of the Company, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee by such Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Note Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of, any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Article Twelve, will result in the obligations of such Guarantor under its Note Guarantee not constituting such fraudulent transfer or conveyance.

         Section 12.10 Contribution from Other Guarantors.

         Each Guarantor that makes a payment or distribution under its Note Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

         Section 12.11 Obligations Reinstated.

         The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

         Section 12.12 No Obligation To Take Action Against the Company.

         Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Indenture Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Note Guarantees or under this Indenture.

         Section 12.13 Dealing with the Company and Others.

         The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may:

         (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

         (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

         (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

         (d) accept compromises or arrangements from the Company;

         (e) apply all monies at any time received from the Company or from any security upon such part of the Indenture Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

         (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

                         [signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                SAKS INCORPORATED



                                By: /s/ Scott A. Honnold
                                   --------------------------------------
                                Name: Scott A. Honnold
                                     ------------------------------------
                                Title: Vice President - Treasurer
                                      -----------------------------------


                                PARISIAN, INC.
                                MCRAE'S, INC.
                                MCRAE'S STORES PARTNERSHIP
                                  BY: MCRAE'S, INC., MANAGING GENERAL PARTNER
                                MCRAE'S OF ALABAMA, INC.
                                NEW YORK CITY SAKS, LLC
                                SAKS HOLDINGS, INC.
                                SAKS & Company
                                SAKS FIFTH AVENUE, INC.
                                SAKS FIFTH AVENUE OF TEXAS, INC.
                                SAKS FIFTH AVENUE TEXAS, L.P.
                                SAKS DIRECT, INC.
                                  (FORMERLY SFA FOLIO COLLECTIONS, INC.)
                                SAKS FIFTH AVENUE DISTRIBUTION COMPANY
                                HERBERGER'S DEPARTMENT STORES, LLC
                                CARSON PIRIE HOLDINGS, INC.
                                SAKS DISTRIBUTION CENTERS, INC.
                                SAKS SHIPPING COMPANY, INC.
                                MCRAE'S STORES SERVICES, INC.
                                JACKSON LEASING, LLC
                                MCRIL, LLC
                                SCCA, LLC
                                SCIL, LLC
                                SFAILA, LLC
                                SCCA STORE HOLDINGS, INC.
                                PMIN GENERAL PARTNERSHIP
                                  BY: PARISIAN, INC., MANAGING PARTNER

                                By: /s/ Charles J. Hansen
                                    -------------------------------------
                                     Senior Vice President and Secretary

                    (Signatures continued on following page)

                               BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION


                               By: /s/ Benita A. Pointer
                                   --------------------------------------
                               Name:   Benita A. Pointer
                                    -------------------------------------
                               Title:  Account Executive
                                     ------------------------------------

                                                                       EXHIBIT A

                              FORM OF INITIAL NOTE

     [Include the following legend for Global Notes only:]

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     [The following legend shall appear on all Certificated Notes prior to the Resale Restriction Termination Date:]

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THE REGISTRAR AND SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIED WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE.

     [The following legend shall appear on all Regulation S Global Notes during the Restricted Period and all other Notes (other than Regulation S Global Notes) prior to the Resale Restriction Termination Date:]

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S

UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

     [Include the legend below on all Regulation S Global Notes during the Restricted Period:]

     DURING THE RESTRICTED PERIOD, AS DEFINED IN THE INDENTURE, NO BENEFICIAL OWNERS OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.

                                                          CUSIP NO. ____________
     [If the Note is a Regulation S Global Note, delete the reference to CUSIP NO. and replace it with:]
                                                           ISIN NO. ____________



                                SAKS INCORPORATED

                                -----------------

                              9 7/8% NOTES DUE 2011


No. ___________                                                 $______________

                 [If the Note is a Global Note include the following two lines:]
                                     as revised by the Schedule of Increases and
                                        Decreases in Global Note attached hereto

     SAKS INCORPORATED, a corporation incorporated under the laws of the State of Tennessee (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on October 1, 2011, at the office or agency of the Company referred to below, and to pay interest thereon on April 1 and October 1 (each an "Interest Payment Date"), of each year, commencing on April 1, 2002, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid, at the rate (except in the case of Additional Interest) of 9 7/8% per annum, until the principal hereof is paid or duly provided for. Additional Interest, if any, will accrue and be paid in accordance with the provisions of the Registration Rights Agreement and the Indenture. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the March 15 and September 15 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: ___________________                    SAKS INCORPORATED



                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the 9 7/8% Notes due 2011 referred to in the within-mentioned Indenture.

                                              BANK ONE TRUST COMPANY, NATIONAL
                                              ASSOCIATION, as Trustee



                                              By:_______________________________
                                                  Authorized Officer

                                [REVERSE OF NOTE]

     1.  Indenture. This Note is one of a duly authorized issue of Notes of the
         ---------
Company designated as its 9 7/8% Notes due 2011. The Notes are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $141,557,000, which may be issued under an indenture (herein called the "Indenture") dated as of October 4, 2001, by and among the Company, each of the Guarantors named in the Indenture (the "Guarantors") and Bank One Trust Company, National Association, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the Guarantors and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
(S)(S)77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

     No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     2.  Note Guarantees. This Note is initially entitled to the benefits of the
         ---------------
certain senior Note Guarantees of the Guarantors and may thereafter be entitled to certain other senior Note Guarantees made for the benefit of the Holders. Reference is hereby made to Article Twelve of the Indenture and to the Note Guarantees endorsed on this Note for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

     3.  Defaults and Remedies. If an Event of Default occurs and is continuing,
         ---------------------
the principal of all of the Outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

     4. Defeasance. The Indenture contains provisions (which provisions apply to
        ----------
this Note) for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantors on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

     5. Amendments and Waivers. The Indenture permits, with certain exceptions
        ----------------------
as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     6.  Denominations, Transfer and Exchange. The Notes are issuable only in
         ------------------------------------
registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     7.  Persons Deemed Owners. Prior to and at the time of due presentment of
         ---------------------
this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     8.  GOVERNING LAW. THE INDENTURE, THIS NOTE AND EACH NOTE GUARANTEE SET
         -------------
FORTH BELOW SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         [Include if this is not a Regulation S Note]

     9.  CUSIP Numbers. Pursuant to a recommendation promulgated by the
         -------------
Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes as a convenience to Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

         [Include if this is a Regulation S Note]

     9.  ISIN Numbers. The Company has caused ISIN numbers to be printed on the
         ------------
Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Saks Incorporated, 750 Lakeshore Parkway, Birmingham, Alabama 35211.

                                 ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

________________________________________________________________________________
(Insert assignee's social security or tax ID number)____________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Print or type assignee's name, address and zip code) and irrevocably appoint
________________________________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

     The undersigned hereby certifies that the assignment is being made:

     [_] To a Person whom the undersigned reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A of the Securities Act purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A of the Securities Act; or

     [_] In an offshore transaction in accordance with Regulation S under the Securities Act.

________________________________________________________________________________
Date:                               Your signature:_________________________
                                    (Sign exactly as your name
                                    appears on the other side of
                                    this Note)

                                    By:_____________________________________
                                    NOTICE:  To be executed
                                    by an executive officer
                                    Signature Guarantee:____________________

                      To be attached to Global Notes only:]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


          The following increases or decreases in this Global Note have been made:

Date of          Amount of decrease in    Amount of increase in    Principal Amount of      Signature of
Exchange         Principal Amount of      Principal Amount of      this Global Note         authorized signatory
                 this Global Note         this Global Note         following such           of Trustee
                                                                   decrease or increase
--------         ---------------------    ---------------------    --------------------     --------------------

                                                                       EXHIBIT B

                              FORM OF EXCHANGE NOTE

     [Include the following two paragraphs for Global Notes only:]

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                          CUSIP NO. ____________



                                SAKS INCORPORATED

                                -----------------

                              9 7/8% NOTES DUE 2011

No. ___________                                           $_____________________
                 [If the Note is a Global Note include the following two lines:]
                                     as revised by the Schedule of Increases and
                                        Decreases in Global Note attached hereto

     SAKS INCORPORATED, a corporation incorporated under the laws of the State of Tennessee (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on October 1, 2011, at the office or agency of the Company referred to below, and to pay interest thereon on April 1 and October 1 (each an "Interest Payment Date"), of each year, commencing on April 1, 2002, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid, at the rate (except in the case of Additional Interest) of 9 7/8% per annum, until the principal hereof is paid or duly provided for. Additional Interest, if any, will accrue and be paid in accordance with the provisions of the Registration Rights Agreement and the Indenture. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the March 15 and September 15 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: ___________________                    SAKS INCORPORATED



                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the 9 7/8% Notes due 2011 referred to in the within-mentioned Indenture.

                                              BANK ONE TRUST COMPANY, NATIONAL
                                              ASSOCIATION, as Trustee


                                              By:_______________________________
                                                  Authorized Officer

                                [REVERSE OF NOTE]

          1. Indenture. This Note is one of a duly authorized issue of Notes of
             ---------
the Company designated as its 9 7/8% Notes due 2011. The Notes are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $141,557,000, which may be issued under an indenture (herein called the "Indenture") dated as of October 4, 2001, by and among the Company, each of the Guarantors named in the Indenture (the "Guarantors") and Bank One Trust Company, National Association, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the Guarantors and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

          All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

          No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          2. Note Guarantees. This Note is initially entitled to the benefits of
             ---------------
the certain senior Note Guarantees of the Guarantors and may thereafter be entitled to certain other senior Note Guarantees made for the benefit of the Holders. Reference is hereby made to Article Twelve of the Indenture and to the Note Guarantees endorsed on this Note for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

          3. Defaults and Remedies. If an Event of Default occurs and is
             ---------------------
continuing, the principal of all of the Outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

          4. Defeasance. The Indenture contains provisions (which provisions
             ----------
apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantors on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          5. Amendments and Waivers. The Indenture permits, with certain
             ----------------------
exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         6. Denominations, Transfer and Exchange. The Notes are issuable only in
            ------------------------------------
registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         7. Persons Deemed Owners. Prior to and at the time of due presentment
            ---------------------
of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

         8. GOVERNING LAW. THE INDENTURE, THIS NOTE AND EACH NOTE GUARANTEE SET FORTH BELOW SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         9. CUSIP Numbers. Pursuant to a recommendation promulgated by the
            -------------
Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes as a convenience to Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Saks Incorporated, 750 Lakeshore Parkway, Birmingham, Alabama 35211.

                                 ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

______________________________________________________________________________
(Insert assignee's social security or tax ID number)___________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Print or type assignee's name, address and zip code) and irrevocably appoint
______________________________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

______________________________________________________________________________
Date:                    Your signature:_______________________________
                         (Sign exactly as your name
                         appears on the other side of
                         this Note)

                         By:_________________________
                         NOTICE: To be executed
                         by an executive officer
                         Signature Guarantee:________________

                     [To be attached to Global Notes only:]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

    The following increases or decreases in this Global Note have been made:

Date of     Amount of decrease in    Amount of increase in    Principal Amount of      Signature of
Exchange    Principal Amount of      Principal Amount of      this Global Note         authorized signatory
            this Global Note         this Global Note         following such           of Trustee
                                                              decrease or increase


---------   ----------------------   -----------------------   ---------------------   -----------------------

                                                                       EXHIBIT C

                             FORM OF NOTE GUARANTEE

         For value received, the undersigned hereby fully and unconditionally guarantees to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, on this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Twelve of the Indenture and this Note Guarantee. This Note Guarantee will become effective in accordance with Article Twelve of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of October 4, 2001, by and among Saks Incorporated, the undersigned and Bank One Trust Company, National Association, as Trustee, as amended or supplemented (the "Indenture").

         The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee and all of the other provisions of the Indenture to which this Note Guarantee relates.

         THIS NOTE GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE GUARANTOR HEREUNDER AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THIS NOTE GUARANTEE.

         This Note Guarantee is subject to release upon the terms set forth in the Indenture.

         IN WITNESS WHEREOF, the undersigned Guarantor has caused this Note Guarantee to be duly executed.

Dated:_______________________

                                                   [NAME OF GUARANTOR]


                                                   By:_________________________
                                                      Name:____________________
                                                      Title:___________________

                                                                      EXHIBIT D

                FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QIBS

Bank One Trust Company, National Association
70 West Madison, 13th Floor
Chicago, IL 60670
Attention: Corporate Trust Administration

        Re:   SAKS INCORPORATED 9 7/8% NOTES DUE 2011 (THE "NOTES")

Dear Sirs:

              Reference is hereby made to the Indenture dated as of October 4, 2001 (as amended and supplemented from time to time, the "Indenture") between Saks Incorporated, as issuer, the guarantors parties thereto, as Guarantors, and Bank One Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. This letter relates to $______________________ aggregate principal amount of Notes which are held in the name of [name of transferor] (the "Transferor") that desires to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

              In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

              You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

          Very truly yours,

          [Name of Transferor]


          By: ____________________                 Dated:____________

                                                                      EXHIBIT E

             FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                       TRANSFERS PURSUANT TO REGULATION S

                                     [Date]

Bank One Trust Company, National Association
70 West Madison, 13th Floor
Chicago, IL 60670
Attention: Corporate Trust Administration

        Re:       SAKS INCORPORATED 9 7/8% NOTES DUE 2011 (THE "NOTES")

Dear Sirs:

                  In connection with our proposed sale of $______________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (a) the offer of the Notes was not made to a Person in the United States;

                  (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (e) we are the beneficial owner of the principal owner of Notes being transferred.

                  In addition, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S, as the case may be and, if the sale is made prior to the expiration of the Restricted Period (as defined in the Indenture), the Notes to be transferred pursuant hereto will be held through Euroclear or Clearstream (as each such term is defined in the Indenture) immediately following such transfer.

                  You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative legal proceedings or official inquiry with respect to the matters covered hereby. Unless indicated otherwise, terms used but not defined in this certificate have the meanings set forth in Regulation S.

                                           Very truly yours,

                                           [Name of Transferor]

                                           ____________________________________
                                           Dated:______________________________

                                       E-1